Registration Statement Consists of 14 pages.
                     The Exhibit Index appears on page 9.

                                                             File No. 333-_____

    As filed with the Securities and Exchange Commission on June 7, 1997

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                       ______________________________

                                 FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                       ______________________________

                        NATIONAL DENTEX CORPORATION
          (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                 04-2762050
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

             111 SPEEN STREET, FRAMINGHAM, MASSACHUSETTS 01701
                 (Address of Principal Executive Offices)

                     1992 LONG TERM INCENTIVE PLAN
                       (Full title of the Plan)

                        RICHARD F. BECKER, JR.
         Vice President - Finance and Assistant Treasurer
                      National Dentex Corporation
                           111 Speen Street
                    Framingham, Massachusetts 01701
                (Name and address of agent for services)
                             (508) 820-4800
                (Telephone number, including area code,
                          of agent for service)
                                copy to:

                      MICHAEL L. ANDRESINO, ESQ
                 Posternak, Blankstein & Lund, L.L.P.
                       100 Charles River Plaza
                        Boston, MA 02114-2723
                           (617) 973-6100
                        ____________________


<PAGE  2>


                   Calculation of Registration Fee

                                             Proposed          Proposed
                                             Maximum           Maximum
Title of                                     Offering          Aggregate        Amount of
Securities to        Amount to be            Price             Offering         Registration
be Registered        Registered  (1)         Per Share  (2)    Price     (3)    Fee
-------------        ---------------         --------------    -------------    ------------
Common Stock
$0.01 par value      185,000 shares          $17               $3,145,000       $953.03


(1) Plus such additional number of shares as may be required pursuant to the 1992 Long Term Incentive Plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2)	    This estimate is made pursuant to Rule 457(c) and (h) under the
Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of the Company's common stock on June 2, 1997, utilizing the average of the high and low sale prices reported on the NASDAQ National Market System for that date.

(3)	    This estimate is made pursuant to Rule 457(h) under the Securities Act solely for the purposes of determining the registration fee and is based upon the maximum price at which any outstanding options under such plan may be exercised.


<PAGE  3>


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	 Incorporation of Certain Documents by Reference.

       	National Dentex Corporation (the "Company") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

       	a)	     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

       	b) The Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1997; and

       	c)	     The description of the Company's Common Stock, $0.01 par value, contained in the Company's registration statement on Form 8-A
                (File No. 0-23092) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       	In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to sections 13 (a) and 13 (c),
Section 14 and Section 15 (d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	 Description of Securities.

        Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

        The validity of the shares to be offered hereby will be passed upon for the Company by Posternak, Blankstein & Lund, L.L.P., Boston, Massachusetts.

        The consolidated financial statements of the Company incorporated by reference herein from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 have been incorporated by reference in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of such firm as experts in accounting and auditing in giving said reports.


<PAGE  4>


Item 6.  Indemnification of Directors and Officers.

        Section 67 of the Business Corporation Law of the Commonwealth of Massachusetts provides that indemnification of directors, officers, employees or other agents may be provided by a corporation. Section 13 (b) (1-1/2) of the Business Corporation Law of the Commonwealth of Massachusetts provides that the Articles of Organization may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stock-holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections
61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        Article Six of the Company's Articles of Organization, as amended, eliminates the personal liability of each member of the Company's Board of Directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, the liability of a director is not eliminated (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 61 or 62 of the Massachusetts Business Corporation Law, or any amendatory or successor provision thereto, or (iv) for any transaction from which such director derived an improper personal benefit. This provision is intended to afford directors additional protection, and limit their potential liability, from suits alleging a breach of duty of care by a director. The Company believes this provision will assist it in maintaining and securing the services of directors who are not employees of the Company. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders for any particular case, stockholders may not have any effective remedy against the challenged conduct.

        The Company's By-Laws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by Massachusetts law, which generally requires that the individual act in good faith and in a manner he reasonably believes to be in or not opposed to the Company's best interests.

        The Company has an insurance policy that insures the Company's directors and officers against certain liabilities which may be incurred in connection with the performance of their duties.

Item 7.	 Exemption from Registration Claimed.

        Not applicable.


<PAGE  5>


Item 8.	 Exhibits.

        The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement (see "Exhibit Index" for location).

Exhibit

 4.1 Amendment dated April 8, 1997 to National Dentex Corporation 1992 Long Term Incentive Plan.

 5.1 Opinion of Posternak, Blankstein & Lund, L.L.P. as to the legality of the securities being registered.

23.1    Consent of Arthur Andersen LLP.

23.2   	Consent of Counsel, contained in its opinion filed as Exhibit 5.1.

Item 9.	 Undertakings.

       	a)	     The undersigned registrant hereby undertakes:

              		(1)	    To file, during any period in which offers or sales are
        being made, a post-effective amendment to this registration statement:

              		(i)	    To include any prospectus required by Section 10(a) (3)
                of the Securities Act;

               	(ii)	   To reflect in the prospectus any facts or events arising
                after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individu-
                ally or in the aggregate, represent a fundamental change in the information set forth in the registration statement; not-
                withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the
                Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement; and

              		(iii)	  To include any material information with respect to the
                distribution not previously disclosed in the registration
                statement or any material change to such information in the registration statement;


<Page  6>


                provided, however, that paragraphs (a) (l) (i) and (a) (1) (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnish to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

              		(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              		(3)	    To remove from registration by means of a post-
         effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       	b)	     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange
Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


<PAGE  7>


                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on this 30th day of April, 1997.

                                           NATIONAL DENTEX CORPORATION


                                           By: /s/ William M. Mullahy
                                              ---------------------------------
                                               William M. Mullahy, President
                                               and Chief Executive Officer

	       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       	Each person whose signature appears below constitutes and appoints William M. Mullahy and David L. Brown, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.


Signature                      Title                           Date
--------------------------     ------------------------        --------------

/s/ William M. Mullahy         President, Chief                April 30, 1997
--------------------------     Executive Officer
William M. Mullahy             and Director (Principal
                               Executive Officer)

/s/ David L. Brown             Vice President, Treasurer       April 30, 1997
--------------------------     and Chief Financial Officer
David L. Brown                 (Principal Financial Officer)


/s/ Richard F. Becker, Jr.     Vice President - Finance        April 30, 1997
--------------------------     and Assitant Treasurer
Richard F. Becker, Jr.         (Principal Accounting Officer)



<PAGE  8>


/s/ David V. Harkins           Chairman of the                 April 30, 1997
--------------------------     Board and Director
David V. Harkins


/s/ Jack R. Crosby             Director                        April 30, 1997
--------------------------
Jack R. Crosby


/s/ William H. McClurg         Director                        April 30, 1997
--------------------------
William H. McClurg


/s/ Norman F. Strate           Director                        May 22, 1997
--------------------------
Norman F. Strate



<PAGE  9>


                               EXHIBIT INDEX

Exhibit No.                     Description                              Page+

   4.1          Amendment dated April 8, 1997 to National Dentex         10
                Corporation 1992 Long Term Incentive Plan*

   5.1          Opinion of Posternak, Blankstein & Lund, L.L.P. as       11
                to the legality of the securities being registered

  23.1          Consent of Arthur Andersen LLP                           13

  23.2          Consent of Counsel (included in Exhibit 5.1 hereto)      14



___________________________

*Balance of Plan incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 filed on December 20, 1993
(File No. 33-70440).

+Refers to EDGAR pagination.